UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2011

Hines Global REIT, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Potential Acquisition of Stonecutter Court

On March 3, 2011, Hines Global REIT Holdco Sárl, a wholly-owned subsidiary of Hines Global REIT, Inc. (“Hines Global”), entered into a contract with Shalati Investments Limited (the "Seller"), to acquire all of the share capital of Sofina Properties Limited ("Sofina"), a British Virgin Islands entity.  Sofina is a wholly-owned subsidiary of the Seller and owns Stonecutter Court (“Stonecutter"), a core office building with two adjacent, ancillary buildings located in London, United Kingdom. The Seller is not affiliated with Hines Global or its affiliates.

Stonecutter was constructed in 1995 and consists of 152,829 square feet of rentable area that is 100% leased to three tenants.  Deloitte LLP, an auditing, consulting, financial advisory, risk management and tax services company, leases approximately 140,000 square feet, or 92% of Stonecutter’s net rentable area, under a lease that expires in April 2019. The remaining space is leased to two tenants, neither of which individually leases more than 10% of the rentable area of the complex.

Although not determined until closing, Hines Global expects the total acquisition cost to be approximately £91 million ($148 million based on a rate of $1.63 per pound sterling ("GBP") as of the date of this filing) exclusive of transaction costs, financing fees and working capital reserves.  As a condition to closing Hines Global will assume and immediately retire Sofina’s existing long-term debt and other liabilities of approximately £90 million ($147 million based on a rate of $1.63 per GBP as of the date of this filing).  Hines Global expects to fund the acquisition, including the retirement of debt, using proceeds from its current public offering and new debt financing.

Hines Global expects the closing of this acquisition to occur on or about March 10, 2011, subject to a number of closing conditions. Hines Global funded a nonrefundable £2.5 million ($4.1 million using a rate of $1.63 per GBP as of the date of this filing) earnest money deposit upon the signing of the agreement on March 3, 2011. There is no guarantee that this acquisition will be consummated or, if it is, that Hines Global will obtain new debt financing.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the property described herein and funding sources for the same, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines Global's ability to continue to raise offering proceeds, the possibility that Hines Global may determine not to close on the acquisition after completing additional due diligence, and other risks described in the “Risk Factors” section of Hines Global’s prospectus, dated April 30, 2010, its Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

March 4, 2011	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer